POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Danley K. Sheldon and Christine A. Robinson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation in each, for him or her and in his or her name, place and stead, to sign any or all reports (including reports on Form 10, Form 10-K, Form 10-Q, Form 8-K, Form 3, Form 4, Form 5, Schedule 13D, Schedule 13G, and Form 144), and any amendments thereto, required or permitted to be filed or signed by him or her under the Securities and Exchange Act of 1934, or the Securities Act of 1933, in his or her individual capacity and in his or her capacity as an officer or trustee of Maxus Realty Trust, Inc., (the "Trust") with respect to beneficial ownership of, and transactions in, equity securities of the Trust, and with respect to other matters relating to the Trust, and to file the same, with all documents required or permitted to be filed in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


DATED: February 20,  2004                             /s/ Robert W. Kohorst
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                                        Print Name:   Robert W. Kohorst
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